Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE FULL YEAR AND FOURTH QUARTER ENDED
DECEMBER 31, 2014

FULL YEAR
- Net revenues increased 10% at constant rates to US$ 680.8 million -
- OIBDA improved US$ 143.8 million to US$ 95.4 million -

FOURTH QUARTER
- Net revenues increased 9% at constant rates to US$ 216.2 million -
- OIBDA improved US$ 56.7 million to US$ 55.1 million -

HAMILTON, BERMUDA, March 12, 2015 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the full year and three months ended December 31, 2014.

After adjusting for discontinued operations, net revenues for the year ended December 31, 2014 were US$ 680.8 million compared to US$ 633.1 million in 2013. OIBDA (as defined below) for the year ended December 31, 2014 was US$ 95.4 million compared to an OIBDA loss of US$ (48.4) million in 2013. Operating income for the year ended December 31, 2014 was US$ 38.3 million compared to an operating loss of US$ (180.0) million in 2013. Loss from continuing operations for the year ended December 31, 2014 was US$ (151.5) million compared to US$ (276.4) million in 2013.

Net revenues for the fourth quarter of 2014 were US$ 216.2 million compared to US$ 219.3 million for the fourth quarter of 2013. OIBDA for the quarter was US$ 55.1 million compared to an OIBDA loss of US$ (1.6) million in 2013. Operating income for the quarter was US$ 38.3 million compared to an operating loss of US$ (97.0) million in 2013. Loss from continuing operations for the quarter was US$ (17.8) million compared to US$ (106.8) million in 2013.

OIBDA, which includes amortization and impairment of program rights, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our chief operating decision makers when evaluating our performance as defined in "Segment Data and Non-GAAP
Financial Measures" below. Costs charged in arriving at OIBDA for 2014 exclude a charge of US$ 12.0 million which we recorded in the fourth quarter related to ongoing tax audits in Romania. When those audits are completed, it is likely that there will be additional charges, which may be material, but it is currently not possible to estimate how much they will be. The US$ 6.9 million fine the competition agency in Slovenia was seeking to impose relating to operations there prior to 2012 was overturned in the fourth quarter. Since the charge, accrued in the second quarter of 2014, was not included in OIBDA, our reversal of this charge has similarly been excluded from OIBDA.

Michael Del Nin, Co-Chief Executive Officer, commented: "We are very pleased to report that we accomplished all of the ambitious goals that we set for ourselves this year. Our financial performance continued to reflect the ongoing operational turnaround, and we delivered the strongest like-for-like revenue growth in six years, which, combined with our company-wide cost cutting initiatives, resulted in a very significant improvement in OIBDA."

Christoph Mainusch, Co-Chief Executive Officer, added: "We are committed to delivering the best content to our audiences and maintaining audience share leadership while controlling costs. Our programming set records in 2014, and our operations have maintained their momentum in 2015. We expect to regain additional market share in the Czech Republic and will build on our success in 2014 to continue improving margins in 2015."

- continued -

Consolidated Results for the Year Ended December 31, 2014

Net revenues for the year ended December 31, 2014 were US$ 680.8 million compared to US$ 633.1 million for the year ended December 31, 2013. Operating income for the year ended December 31, 2014 was US$ 38.3 million compared to an operating loss of US$ (180.0) million for the year ended December 31, 2013. Loss from continuing operations for the year ended December 31, 2014 was US$ (151.5) million compared to US$ (276.4) million for the year ended December 31, 2013. Fully diluted loss from continuing operations per share for the year ended December 31, 2014 was US$ (1.11) compared to US$ (2.23) for the year ended December 31, 2013.

OIBDA for the year ended December 31, 2014 was US$ 95.4 million compared to US$ (48.4) million in 2013. OIBDA margin1 for the year ended December 31, 2014 was 14.0% compared to (7.6)% for the year ended December 31, 2013.

Headline consolidated results for the years ended December 31, 2014 and 2013 were:

	RESULTS
(US$000's, except per share data)	For the Year Ended December 31,
	2014	2013	% Actual	% Lfl[2]
Net revenues	$680,793	$633,134	7.5%	10.4%
OIBDA	95,446	(48,405)	NM3	NM3
Operating income / (loss)	38,280	(180,017)	NM3	NM3
Loss from continuing operations	(151,465)	(276,434)	45.2%	49.6%
Fully diluted loss from continuing operations per share	$(1.11)	$(2.23)	50.2%	53.5%

Consolidated Results for the Three Months Ended December 31, 2014

Net revenues for the three months ended December 31, 2014 were US$ 216.2 million compared to US$ 219.3 million for the three months ended December 31, 2013. Operating income for the quarter was US$ 38.3 million compared to an operating loss of US$ (97.0) million for the three months ended December 31, 2013. Loss from continuing operations for the quarter was US$ (17.8) million compared to US$ (106.8) million for the three months ended December 31, 2013. Fully diluted loss from continuing operations per share for the three months ended December 31, 2014 was US$ (0.13) compared to US$ (0.74) for the three months ended December 31, 2013.

OIBDA for the three months ended December 31, 2014 was US$ 55.1 million compared to an OIBDA loss of US$ (1.6) million for the three months ended December 31, 2013. OIBDA margin1 for the three months ended December 31, 2014 was 25.5% compared to (0.7)% for the three months ended December 31, 2013.

Headline consolidated results for the three months ended December 31, 2014 and 2013 were:

	RESULTS
(US$000's, except per share data)	For the Three Months Ended December 31,
	2014	2013	% Actual	% Lfl[2]
Net revenues	$216,196	$219,308	(1.4)%	9.0%
OIBDA	55,096	(1,595)	NM3	NM3
Operating income / (loss)	38,299	(96,979)	NM3	NM3
Loss from continuing operations	(17,843)	(106,787)	83.3%	80.1%
Fully diluted loss from continuing operations per share	$(0.13)	$(0.74)	82.4%	76.6%

1 OIBDA margin is the ratio of OIBDA to net revenues as defined in "Segment Data and Non-GAAP Financial Measures" below.
2 % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
3 Number is not meaningful.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its fourth quarter and full year results on Thursday, March 12, 2015 at 10:00 a.m. New York time (2:00 p.m. London time and 3:00 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1 785-424-1666 ten minutes prior to the start time and reference passcode CETVQ414. The conference call will be audio webcasted live via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, the following: the success of our efforts to increase our revenues and recapture advertising market share in the Czech Republic; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the effect of the global economic slowdown and Eurozone instability in our markets and the extent and timing of any recovery; the extent to which our liquidity constraints and debt service obligations restrict our business; our ability to refinance our existing indebtedness; our exposure to additional tax liabilities; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in television broadcast operations, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; changes in the political and regulatory environments where we operate and application of relevant laws and regulations; and the timely renewal of broadcasting licenses and our ability to obtain additional frequencies and licenses.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Annual Report on Form 10-K for the period ended December 31, 2014, which was filed with the Securities and Exchange Commission on March 12, 2015. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on March 12, 2015.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people. CME broadcasts 33 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady, and Ring.bg), Croatia (Nova TV, Doma, Nova World and MiniTV), the Czech Republic (TV Nova, Nova Cinema, Nova Sport, Fanda, Smichov and Telka), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania, PRO TV Chisinau and Acasa in Moldova), the Slovak Republic (TV Markíza, Doma and Dajto), and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)

	For the Year Ended
	December 31,
	2014	2013
Net revenues	680,793	633,134
Operating expenses:
Content costs	358,379	422,115
Other operating costs	85,478	104,519
Depreciation of property, plant and equipment	32,836	37,175
Amortization of broadcast licenses and other intangibles	12,348	14,761
Cost of revenues	489,041	578,570
Selling, general and administrative expenses	143,616	136,393
Restructuring costs	9,856	18,512
Impairment charge	—	79,676
Operating income / (loss)	38,280	(180,017)
Interest income	294	496
Interest expense	(142,005)	(111,709)
Loss on extinguishment of debt	(39,203)	(23,115)
Foreign currency exchange (loss) / gain, net	(12,767)	20,187
Change in fair value of derivatives	2,311	104
Other income / (expense)	267	(373)
Loss before tax	(152,823)	(294,427)
Credit for income taxes	1,358	17,993
Loss from continuing operations	(151,465)	(276,434)
Loss from discontinued operations, net of tax	(80,431)	(5,099)
Net loss	(231,896)	(281,533)
Net loss attributable to noncontrolling interests	4,468	3,882
Net loss attributable to CME Ltd.	$(227,428)	$(277,651)

PER SHARE DATA:
Net loss per share:
Continuing operations - Basic and diluted	$(1.11)	$(2.23)
Discontinued operations - Basic and diluted	(0.55)	(0.04)
Net loss attributable to CME Ltd. per share - Basic and diluted	$(1.66)	$(2.27)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	146,509	125,723

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$ 000's, except per share data)

	For the Three Months Ended
	December 31,
	2014	2013
Net revenues	$216,196	$219,308
Operating expenses:
Content costs	101,852	148,190
Other operating costs	24,574	25,645
Depreciation of property, plant and equipment	8,825	12,146
Amortization of broadcast licenses and other intangibles	2,874	3,560
Cost of revenues	138,125	189,541
Selling, general and administrative expenses	38,506	37,425
Restructuring costs	1,266	9,643
Impairment charge	—	79,678
Operating income / (loss)	38,299	(96,979)
Interest income	54	81
Interest expense	(37,969)	(24,783)
Loss on extinguishment of debt	(15,042)	—
Foreign currency exchange (loss) / gain, net	(5,998)	10,593
Other income	679	212
Loss before tax	(19,977)	(110,876)
Credit for income taxes	2,134	4,089
Loss from continuing operations	(17,843)	(106,787)
Loss from discontinued operations, net of tax	(60,431)	(1,422)
Net loss	(78,274)	(108,209)
Net loss attributable to noncontrolling interests	3,338	2,887
Net loss attributable to CME Ltd.	$(74,936)	$(105,322)

PER SHARE DATA:
Net loss per share:
Continuing operations - Basic and diluted	$(0.13)	$(0.74)
Discontinued operations - Basic and diluted	(0.41)	(0.01)
Net loss attributable to CME Ltd. per share - Basic and diluted	$(0.54)	$(0.75)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	146,603	145,841

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)

	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$34,298	$102,322
Other current assets	310,705	307,956
Assets held for sale	29,866	117,002
Total current assets	374,869	527,280
Property, plant and equipment, net	114,335	142,907
Goodwill and other intangible assets, net	1,072,040	1,277,986
Other non-current assets	58,116	13,700
Total assets	$1,619,360	$1,961,873
LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$179,224	$277,680
Current portion of long-term debt and other financing arrangements	252,859	1,461
Other current liabilities	7,812	14,011
Liabilities held for sale	10,632	29,529
Total current liabilities	450,527	322,681
Long-term portion of long-term debt and other financing arrangements	621,240	962,802
Other non-current liabilities	46,485	27,499
Total liabilities	$1,118,252	$1,312,982

Series B Convertible Redeemable Preferred Stock	223,926	207,890

EQUITY
Common Stock	10,827	10,787
Additional paid-in capital	1,928,920	1,704,066
Accumulated deficit	(1,490,344)	(1,262,916)
Accumulated other comprehensive loss	(169,609)	(11,829)
Total CME Ltd. shareholders' equity	279,794	440,108
Noncontrolling interests	(2,612)	893
Total equity	$277,182	$441,001
Total liabilities and equity	$1,619,360	$1,961,873

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)

	For the Year Ended
	December 31,
	2014	2013
Net cash used in operating activities	(65,242)	(61,070)
Net cash used in investing activities	(28,548)	(29,835)
Net cash provided by financing activities	38,995	59,244
Net cash used in discontinued operations - operating activities	(1,408)	(1,952)
Net cash used in discontinued operations - investing activities	(228)	(301)
Net cash (used in) / provided by discontinued operations - financing activities	(942)	77
Impact of exchange rate fluctuations on cash and cash equivalents	(10,651)	(384)
Net decrease in cash and cash equivalents	$(68,024)	$(34,221)

Net cash used in operating activities	$(65,242)	$(61,070)
Capital expenditure, net of proceeds from disposals	(28,548)	(29,835)
Free cash flow[4]	$(93,790)	$(90,905)

Supplemental disclosure of cash flow information:
Cash paid for interest	$76,154	$108,344
Cash paid for income taxes, net of refunds	$(2,234)	$6,478

Supplemental disclosure of non-cash financing and investing activities:
Acquisition of property, plant and equipment under capital lease	$—	$69
Accretion on Series B Convertible Redeemable Preferred Stock	$16,036	$7,890

4 See "Segment Data and Non-GAAP Financial Measures" below.

Segment Data and Non-GAAP Financial Measures

We managed our business on a geographical basis, with six reporting segments: Bulgaria, Croatia, the Czech Republic, Romania, the Slovak Republic and Slovenia.

We evaluate the performance of our segments based on net revenues and OIBDA. OIBDA, a non-GAAP measure, which includes amortization and impairment of program rights, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our chief operating decision makers when evaluating our performance. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain other items. Our key performance measure of the efficiency of our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues. We believe OIBDA is useful to investors because it provides a more meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA is also used as a component in determining management bonuses. Intersegment revenues and profits have been eliminated in consolidation. OIBDA may not be comparable to similar measures reported by other companies. Free cash flow is defined as cash flows from continuing operating activities, less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excludes the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our chief operating decision makers when evaluating performance. Free cash flow is useful as a measure of our ability to generate cash.

Below are tables showing our net revenues and OIBDA by segment for the three and twelve months ended December 31, 2014 and 2013, together with a reconciliation of OIBDA to our consolidated statement of operations:

	For the Year		For the Three Months
	Ended December 31,		Ended December 31
(US $000's)	2014	2013	2014	2013
Net revenues
Bulgaria	$87,078	$87,448	$26,181	$28,854
Croatia	62,026	61,864	18,142	21,037
Czech Republic	202,779	174,939	66,365	64,149
Romania	178,614	162,305	55,146	51,987
Slovak Republic	90,556	82,404	30,520	30,206
Slovenia	61,370	66,656	19,926	23,244
Intersegment revenues	(1,630)	(2,482)	(84)	(169)
Total net revenues	$680,793	$633,134	$216,196	$219,308

	For the Year		For the Three Months
	Ended December 31,		Ended December 31,
(US $000's)	2014	2013	2014	2013
OIBDA
Bulgaria	$9,367	$13,391	$4,322	$10,363
Croatia	7,835	8,258	2,857	4,673
Czech Republic	61,964	(9,604)	28,855	(378)
Romania	37,259	2,454	16,267	(1,248)
Slovak Republic	4,586	(19,859)	6,762	(9,643)
Slovenia	5,331	9,254	5,566	7,180
Elimination	(16)	(46)	(369)	(22)
Total Operating Segments	$126,326	$3,848	$64,260	$10,925
Central	(30,880)	(52,253)	(9,164)	(12,520)
Total OIBDA	$95,446	$(48,405)	$55,096	$(1,595)

	For the Year		For the Three Months
	Ended December 31,		Ended December 31,
(US $000's)	2014	2013	2014	2013
Reconciliation to condensed consolidated statements of operations:
Total OIBDA	$95,446	$(48,405)	$55,096	$(1,595)
Depreciation of property, plant and equipment	(32,836)	(37,175)	(8,825)	(12,146)
Amortization of intangible assets	(12,348)	(14,761)	(2,874)	(3,560)
Impairment charge	—	(79,676)	—	(79,678)
Other items[5]	(11,982)	—	(5,098)	—
Operating income / (loss)	$38,280	$(180,017)	$38,299	$(96,979)
Interest income	294	496	54	81
Interest expense	(142,005)	(111,709)	(37,969)	(24,783)
Loss on extinguishment of debt	(39,203)	(23,115)	(15,042)	—
Foreign currency exchange (loss) / gain, net	(12,767)	20,187	(5,998)	10,593
Change in fair value of derivatives	2,311	104	—	—
Other income / (expense)	267	(373)	679	212
Credit for income taxes	1,358	17,993	2,134	4,089
Loss from continuing operations	$(151,465)	$(276,434)	$(17,843)	$(106,787)

5 Other items is comprised of a charge which we recorded in the fourth quarter of 2014 related to tax audits in Romania. The US$ 6.9 million fine the competition agency in Slovenia was seeking to impose relating to operations there prior to 2012 was overturned in the fourth quarter. Since the charge, accrued in the second quarter of 2014, was not included in OIBDA, our reversal of this charge has similarly been excluded from OIBDA.